UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported):                                                                                      October 22, 2008

LSI INDUSTRIES INC.
(Exact name of Registrant as specified in its Charter)

Ohio	0-13375	31-0888951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No. )

10000 Alliance Road, Cincinnati, Ohio	45242
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code                                                                                                           (513) 793-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁭	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁭	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁭	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁭	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement

On October 22, 2008, the Board of Directors approved and adopted a complete amendment and restatement of the LSI Industries Inc. Nonqualified Deferred Compensation Plan (the “Plan”), effective December 31, 2008, to bring the plan into compliance with Internal Revenue Code Section 409A and the final regulations.  Changes reflected in the amended and restated Plan relate generally to, among other things, election, new payment and deferral time periods and the revision of the definition of “unforeseeable emergency” and the distributions allowable thereunder. This description is qualified in its entitery to the Plan filed herewith and incorporated herein by reference as Exhibit 10.

Item 2.02 - Results of Operations and Financial Condition.

On October 23, 2008, the Registrant issued a press release announcing financial results for the quarter ending September 30, 2008.  A copy of the press release is furnished as Exhibit 99 to this report and is incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10	Nonqualified Deferred Compensation Plan
99	Press Release dated October 23, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LSI INDUSTRIES INC.

/s/ Ronald S. Stowell
Ronald S. Stowell
Vice President, Chief Financial Officer and Treasurer (Principal Accounting Officer)
October 23, 2008